UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 18, 2007

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MECHANICAL TECHNOLOGY INCORPORATED

(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 New Karner Road, Albany, New York 12205

(Address of Principal Executive Offices) (Zip Code)

(518) 533-2200

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2007, the Board of Directors of Mechanical Technology Incorporated (the “Company”) amended Article 5, Section 1 of the By-laws (the "By-laws") of the Company to allow for the issuance of uncertificated shares. The amendment was approved by the Company’s shareholders at its annual meeting on June, 18, 2007. The amendment is intended to enable the Company to participate in the Direct Registration System ("DRS") which is currently administered by the Depository Trust Company. DRS allows investors to have securities registered in their names without the issuance of physical certificates, and to electronically transfer securities to broker-dealers without transferring physical certificates. The By-laws still permit each registered shareholder to obtain a physical stock certificate upon written request.

In the same action, the Board of Directors of the Company also amended sections of the By-laws to address certain ministerial corrections and update such provision as necessary to, among other things, adopt the Company’s proper fiscal year as January 1 to December 31, add and define the office of Chief Executive Officer, clarify director compensation terms, and permit notice of Board of Director meetings through email.

The By-laws, as amended, are being filed as Exhibit 3.3 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
3.3	By-laws of Mechanical Technology Incorporated, as amended on June 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY INCORPORATED
Date: June 22, 2007	By:	/S/ CYNTHIA A. SCHEUER
	Name:	Cynthia A. Scheuer
	Title:	Vice President, Chief Financial Officer and Secretary

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